Calculation of Filing Fee Tables
S-8
DHI GROUP, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Equity	Common stock, par value $0.01 per share	457(a)	2,800,000	$ 3.62	$ 10,136,000.00	0.0001381	$ 1,399.78
1	Equity	Common stock, par value $0.01 per share	457(a)	500,000	$ 3.62	$ 1,810,000.00	0.0001381	$ 249.96
Total Offering Amounts:						$ 11,946,000.00		$ 1,649.74
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,649.74
Offering Note
[1]	1 (1) (a) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act") there are also registered hereunder such indeterminate number of additional shares as may become available for issuance pursuant to the DHI Group, Inc. 2022 Omnibus Equity Award Plan, as amended and restated, as amended by the Second Amendment thereto (as amended, the "2022 Plan") and the DHI Group, Inc. 2020 Employee Stock Purchase Plan, as amended by the First Amendment thereto (the "ESPP") as a result of the antidilution or other adjustment provisions contained therein, including stock splits, stock dividends, and other similar transactions. (1) (b) Represents 2,800,000 shares of common stock, par value $0.01 per share of the Registrant ("common stock") reserved for issuance under the 2022 Plan. (1) (c) Estimated in accordance with paragraphs (c) and (h) of Rule 457 of the Securities Act, based upon the average of the high and low prices of shares of the registrant's common stock on May 21, 2026, as reported on the New York Stock Exchange. (2) (a) See note 1(a) above. (2) (b) Represents 500,000 shares of common stock reserved for issuance under the ESPP. (2) (c) Estimated in accordance with paragraphs (c) and (h) of Rule 457 of the Securities Act, based upon the average of the high and low prices of shares of the registrant's common stock on May 21, 2026, as reported on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources